UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

CIMARRON SOFTWARE, INC.
(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

CIMARRON SOFTWARE, INC.

10 W. Broadway, Ste. 700

Salt Lake City, UT 84101

May 7, 2015

NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

Dear Shareholder:

This notice and the accompanying Information Statement are being distributed to the holders of record (the “Shareholders”) of the voting capital stock of Cimarron Software, Inc., a Utah corporation (the “Company”), as of the close of business on April 23, 2015 (the “Record Date”), in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the notice requirements of the Utah Revised Business Corporation Act (the “URBCA”). The purpose of this notice and the accompanying Information Statement is to notify the Shareholders of actions taken by written consent in lieu of a meeting by the holders of a majority of the voting power of our outstanding capital stock as of the Record Date (the “Written Consent”).

The Written Consent authorized the following action:

•	the amendment of our Articles of Incorporation, as amended, to change the name of the Company to “Cimarron Medical, Inc.” (the “Name Change”).

The Written Consent is the only shareholder approval required to effect the Name Change under the URBCA, our Articles of Incorporation, as amended, or our Bylaws. No consent or proxies are being request from our shareholders and our Board of Directors (the “Board”) is not soliciting your consent or proxy in connection with the Name Change. The Name Change, as approved by the Written Consent, will not become effective until 20 calendar days after the accompanying Information Statement is first mailed or otherwise delivered to the Shareholders. We expect to mail the accompanying Information Statement to the Shareholders on or about May 8, 2015.

Important Notice Regarding the Availability of Information Statement Materials in Connection with this Schedule 14C: We will furnish a copy of this Notice and Information Statement, without charge, to any shareholder upon written request to the address set forth above, Attention: Corporate Secretary.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Sincerely,

By:	/s/ David Fuhrman
David Fuhrman,
Chief Executive Officer and Director

2

CIMARRON SOFTWARE, INC.

10 W. Broadway, Ste. 700

Salt Lake City, UT 84101

______________________

 INFORMATION STATEMENT

 ______________________

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

This Information Statement advises the shareholders of Cimarron Software, Inc. (the “Company,” “we,” “our” or “us”) of:

•	the amendment of our Articles of Incorporation, as amended, to change the name of the Company to “Cimarron Medical, Inc.” (the “Name Change”).

On April 23, 2015 (the “Record Date”), our Board of Directors (the “Board”) approved the Name Change and submitted the same to certain holders of our common stock, no par value (“Common Stock”) and Series A Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”). On the same date, the holders (the “Majority Shareholders”) of a majority of the voting power of the outstanding Common Stock and all of the outstanding Series A Preferred Stock executed and delivered to us a written consent in lieu of a meeting (the “Written Consent”) approving the Name Change, including the associated amendment of our Articles of Incorporation.

Section 16-10a-704 of the URBCA provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special shareholders’ meeting convened for the specific purpose of such action. The URBCA, however, requires that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the shareholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company. Under Utah law, shareholders are not entitled to dissenters’ rights with respect to the Name Change.

In accordance with the foregoing, we intend to mail a notice of the Written Consent and this Information Statement on or about May 5, 2015. This Information Statement contains a brief summary of the material aspects of the action approved by the Board and the Majority Shareholders, which hold a majority of the voting capital stock and preferred stock of the Company.

Action to be Taken

The Name Change will be effected by filing an amendment to our Articles of Incorporation, as amended, with the State of Utah in the form of Articles of Amendment. We intend to file the Articles of Amendment with the State of Utah promptly after the twentieth (20th) calendar day following the date on which this Information Statement is mailed to the Shareholders.

Rational for Name Change

The Board of Directors and the Majority Shareholders of the Company have approved the filing of the Articles of Amendment to change the name of the Company to “Cimarron Medical, Inc.” so as to reposition the Company in the medical and life sciences industry.

Voting Securities and Principal Holders Thereof

As of the Record Date, there were issued and outstanding 1,450,322 shares of Common Stock, and 200,119 shares of preferred stock, all of which designated Series A Preferred Stock. Each share of Common Stock is entitled to one vote and each share of Series A Preferred Stock is entitled to one vote for each share of Common Stock into which such share of Series A Preferred Stock could then be converted, which, as of the Record Date, was approximately 1.205 votes per share (each share of Series A Preferred Stock could then be converted into a number of shares of Common Stock equal to $1.00/$0.83), with fractional votes on an as-converted basis (after aggregating all shares into which such shares of Series A Preferred Stock held by each holder could be converted) rounded to the nearest whole number (with one-half being rounded upward). Pursuant to the URBCA, at least a majority of the voting equity of the Company, or at least 845,715 votes, was required to approve the Name Change by written consent. The Majority Shareholders, which held 750,266 shares of Common Stock (approximately 51.7% of the total class of Common Stock) and all of the Series A Preferred Stock, executed and delivered the Written Consent approving the Name Change, thereby satisfying the requirement that at least a majority of the voting equity vote in favor of a corporate action by written consent.

3

The following table sets forth the names of the Majority Shareholders, the number of shares of Common Stock and Series A Preferred Stock held by each, the total number of votes that the Majority Shareholders voted in favor of the Name Change, and the percentage of the issued and outstanding voting equity of the Company voted in favor thereof.

Name of Majority Shareholder	Number of Shares of Common Stock held	Number of Series A Preferred Stock held	Number of Votes Held by Such Shareholder	Number of Votes that Voted in Favor of the Name Change	Percentage of the Voting Equity that Voted in Favor of the Name Change
David Fuhrman, CEO & Director	458,736	100,059.5	579,290	579,290	34.25%
Rob Sargent, Director	291,530	100,059.5	412,084	412,084	24.36%
Total	750,266	200,119	991,374	991,374	58.61%

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of our Common Stock as of the Record Date, of (i) each person known to us to beneficially own more than 5% of our stock, (ii) our directors, (iii) each named executive officer, and (iv) all directors and named executive officers as a group. As of April 23, 2015, there were a total of 1,450,322 shares of Common Stock issued and outstanding and 200,119 shares of Series A Preferred Stock issued and outstanding, with no other shares of preferred stock issued or outstanding.

The column titled “Percentage Owned” shows the percentage of voting stock beneficially owned by each listed party.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of the Record Date, through the exercise or conversion of any stock option, convertible security, warrant or other right. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity, and the address of each of the shareholders listed below is c/o Cimarron Software, Inc., 10 W. Broadway, Ste. 700, Salt Lake City, Utah, 84101.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	David Fuhrman 15 South 1200 East Salt Lake City, Utah 84102	458,736	31.6%

Common Stock	Rob Sargent (Rare Principle, L.C.) [1] 1951 Logan Avenue Salt Lake City, Utah 84108	291,530	20.1%

Common Stock	All Officers and Directors as a Group (2 persons)	750,266	51.7%

Common Stock	Peter Cartwright 1761 Mohawk Circle Salt Lake City, Utah 84108	222,274	15.3%

Common Stock	Andy Marks 2516 Dimple Dell Road Sandy, Utah 84092	177,535	12.2%

Common Stock	Doug Adamson 1371 Farm Meadow Lane Salt Lake City, Utah 847117	174,532	12.0%

4

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Series A Preferred Stock	David Fuhrman 15 South 1200 East Salt Lake City, Utah 84102	100,059.5	50%

Series A Preferred Stock	Rob Sargent, Director (Rare Principle, L.C.) [1] 1951 Logan Avenue Salt Lake City, Utah 84108	100,059.5	50%

Series A Preferred Stock	All Officers and Directors as a Group (2 Persons)	200,119	100%

(1) Rob Sargent is the manager of Rare Principle, L.C. and, as such, is the beneficial owner of 291,530 shares of Common Stock and 100,059.5 shares of Series A Preferred Stock held by Rare Principle, L.C., with sole voting and dispositive power with respect to all such shares.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

(2)	Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

You may request a copy of these filings, at no cost, by writing Cimarron Software, Inc., at 10 W. Broadway, Ste. 700, Salt Lake City, Utah, 84101, or telephoning the Company at (801) 532-3080. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

This Information Statement is provided to the holders of capital of the Company only for information purposes in connection with the Written Consent, pursuant to and in accordance with Rule 14c-2 of the Exchange Act and the notice requirements of the URBCA. Please carefully read this Information Statement.

By Order of the Board of Directors

/s/ David Fuhrman
Chief Executive Officer
Director

Dated: May 7, 2015

5